Exhibit 99.3
Final Transcript
Conference Call Transcript
SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Event Date/Time: Oct 10, 2011 / 12:30PM GMT
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Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
CORPORATE PARTICIPANTS
Greg Rosenstein
Superior Energy Services Inc — VP, IR
David Dunlap
Superior Energy Services Inc — President, CEO
Joe Winkler
Complete Production Services — President, CEO
CONFERENCE CALL PARTICIPANTS
Joe Hill
Tudor, Pickering, Holt — Analyst
Daniel Burke
Johnson Rice & Company — Analyst
James Rollyson
Raymond James & Associates — Analyst
Blake Hutchinson
Howard Weil Incorporated — Analyst
Mike Urban
Deutsche Bank — Analyst
Geoff Kieburtz
Weeden & Company — Analyst
Scott Burk
Canaccord Genuity — Analyst
William Conroy
Pritchard Capital — Analyst
Neal Dingmann
SunTrust Robinson Humphrey — Analyst
Matt Beeby
Global Hunter Securities — Analyst
Robin Shoemaker
Citigroup — Analyst
Sachin Shah
Tullett Prebon — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, thank you for standing by. Welcome to the conference call to discuss the merger between Superior Energy Services and Complete Production Services. During today’s presentation, all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. (Operator Instructions). This conference is being recorded today, Monday, the 10th of October, 2011, I would now like to turn the conference over to Greg Rosenstein, Vice President of Investor Relations for Superior Energy Services. Please go ahead.
Greg Rosenstein - Superior Energy Services Inc — VP, IR

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
All right. Good morning, and thank you for joining today’s conference call. Joining me today are Superior’s President and CEO, David Dunlap, Chief Financial Officer, Robert Taylor; and from Complete we have Chairman and CEO Joe Winkler, and CFO, Jose Bayardo. If you haven’t seen it already, the slides that we will use on today’s call are embedded in the webcast, which is accessible from the Investor Relations section of our website at SuperiorEnergy.com. A PDF of those slides is also available for download or printing.
Let me remind everyone that during this conference call, Management will make forward-looking statements regarding future expectations about the Company’s business, Management plans for future operations, integration plans, or similar matters. The Company’s actual results could differ materially from those expressed or implied by these statements, due to several important risk factors, including those described in the Company’s filings with the Securities and Exchange Commission, and in this morning’s press release. Superior and Complete intend to file materials related to the proposed transaction with the Securities and Exchange Commission, including a joint proxy statement prospectus.
Investors and security holders are urged to read carefully such materials when they become available, because they will contain important information about Superior, Complete, and Superior’s merger with Complete. These materials, when available, can be obtained free of charge from the SEC’s website SEC.gov. These materials can also be obtained free of charge, when they become available on Superior’s website at SuperiorEnergy.com, or from Complete’s website at CompleteProduction.com
Superior, Complete, their respective directors, executive officers and certain members of management, and their employees may be considered participants in the solicitation of proxies from their stockholders in connection with the proposed transaction. This will be described further in the joint proxy prospectus, when it is filed. With that, I will now turn the call over to David Dunlap.
David Dunlap — Superior Energy Services Inc — President, CEO
Well, good morning everyone, and thanks for joining us today. As you might imagine, we are all very excited this morning. I’d like to welcome both Superior and Complete shareholders to this call. We look forward to spending the next hour or so walking through our rationale for this transaction, and answering your questions.
The merger of Superior and Complete represents a transformation for employees, customers and shareholders of both organizations. Collectively, we will become a larger participant in well completion and intervention, while maintaining production product and service diversification. We become the only diversified mid-cap services company. We’re positioned with a very desirable product mix, to serve the growing and under supplied North American market, and finally, the increased cash flow gives us the opportunity to accelerate our drive to expand into the international markets.
We believe that in the coming years, service intensity will increase in many of the international markets, as unconventional resource development becomes a global market objective. Our product and service line is built to capitalize on this opportunity, and we intend to play a major role in this international market expansion. This will be a very attractive combination for our stakeholders. Our North American land customers will benefit from our ability to provide them additional solutions and access to a wider variety of products and services.
The combination is also an exciting opportunity for all employees, and one that will create new business opportunities for our talented and creative workforce. We will leverage the new Company with our creativity to take advantage of these opportunities, to better serve our customers and our shareholders. We believe our stockholders will benefit in the short-term, from the expected earnings accretion, as well as in the long-term as the combination improves our growth prospects by enhancing our ability to compete in many of the important products and services demanded by our customers. I’ll get into more details on the transaction in a few minutes, but first, I’d like for Joe Winkler to make a few comments.
Joe Winkler — Complete Production Services — President, CEO
Thank you, David. Good morning, all. We at Complete are also excited to be here this morning. During the past few years, our team has established Complete as North America’s leading resource play completion and production services company. This transaction will provide an opportunity to both broaden our scope and scale in North America, and to accelerate our evolution by shifting our sights to the global stage.
We believe that Superior is the ideal partner to help us take this next step. They share our vision of the opportunity in North America, and have a similar culture and approach to operating the business. We also share similar core values, customer focus, commitment to employees, stewardship of capital, environmental responsibility, and ethical behavior. As a shareholder of Complete, I think the combination of cash and stock in this transaction is very attractive. We are receiving upfront consideration for our ownership stake in Complete, while maintaining a significant opportunity to participate in the future upside of the combined entity.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Both Superior and Complete have long track records of successfully integrating sizable acquisitions, and leveraging platforms to accelerate growth and I’m excited about the future value we will create by combining the 2 organizations. To all of our stakeholders, and especially our employees, thank you for making Complete the company that it is today. We have come along way since the early days, and without the efforts of each of you, we wouldn’t be in the position we are today to enter into this exciting relationship.
We look forward to working with the Superior team’s management team, over the next several months, to close this deal and begin the integration process. With that, I’ll now turn it back to David to go through the transaction details.
David Dunlap — Superior Energy Services Inc — President, CEO
Okay, thank you very much, Joe. As Greg mentioned before, we’ve got a slide presentation up, so if you happen to be looking at the slides, I will try to indicate which one I am on before I begin talking.
If you are following the slides, then go to slide 4, it kind of presents the transaction overview here, which, you have no doubt seen in the press release this morning. Overall, the deal is valued at $32.90, based on closing prices as of last Friday. That represents a 79% stock and 21% cash consideration. Overall, pro forma ownership will be 52% Superior and 48% Complete. The deal has been unanimously approved by both boards of directors, and we expect to close the transaction as soon as the end of 2011.
Moving over to slide 5, really this is where we start to talk about the exciting part, all of this, and we are very excited, if you can’t tell. The resulting Company is one that I believe has significant diversification with an emphasis on some of the critical and high-demand product lines of any North American service company. We strongly believe that our North American customers will continue to migrate their activities to oil and liquids-rich objectives, creating a more stable and robust market in North America than what we have experienced in recent years.
Our increased size and scale will enhance our abilities to be the most efficient and effective deliverer of services in North America. If there is one rationale behind this transaction that applies the most, I think that is really it. As you know, an important part of our focus at Superior has to been to build out an international presence, and with the full breadth of our product offering, the increased cash flow that this acquisition presents, gives us an opportunity, an optionality, to build out that international investment more rapidly. And, to capitalize on what we believe will be a long-term driver of our international customers, to also exploit the very service-intensive, unconventional reservoirs that reside outside of North America. Finally, we think that delivering a transaction — that we are delivering a transaction that is very fair to both companies’ shareholders, creates a new Company with a very compelling investment thesis, and with a very strong balance sheet.
Moving on to slide 6, we kind of show you what our combined product lines will look like, and we do this in the view of the lifecycle of the well. From a product line standpoint, Complete brings to Superior a significant increase in exposure to the overall completion process, through the fracturing and fluids management businesses. In turn, Superior brings exposure for Complete shareholders to the drilling cycle through our expansive rental tool offering, and to the end-of-life business, which includes the plug and abandonment and decommissioning services. Both companies already have a focus on intervention-related services, but in general, with strengths in different areas. The resulting company is one with a product line exposure that satisfies the land markets or offshore markets, with deep water expertise, unique skills in pressure control, and a strong emphasis on well intervention services, what I would refer to as just a very, very well-balanced overall product line.
Moving on to slide 7. This shows how Superior has progressed over the years, which progress has been tremendous. If you go back several years ago, Superior was primarily a Gulf of Mexico company. Going forward, that’s quite a bit different. On a combined basis, we will have a very strong position in the US, and spread throughout the US in the Northeast, and Louisiana, North Texas, Mid-Continent, North Dakota, and South Texas, with still room to grow in the US, in basins like the Permian Basin where we have a presence, but it could be larger. Same in the Rockies, and the same in the West Coast. North American land will now be the largest component of our revenue and earnings, but international will provide the greatest growth potential in the future.
Move on to slide 8. This is probably my favorite slide in the deck. It describes our North American product line diversification. And I really believe that our product line diversification and distribution in North America is the most compelling part of the story in this combination. Pressure pumping will be our largest revenue-generating product line in North America, but it only represents 22% of 2011 pro forma revenue. Intervention services, which include coil tubing, snubbing, well service rigs and wire line, comprise a total of 36% of revenue with coil tubing leading the way at 15% of North American revenue.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
A common theme with nearly all of our product lines is that they have been in extremely high demand, and will continue to be in extremely high demand, as our customers continue to apply horizontal and multi-zone technologies and development of the mature reservoirs in the North American basin. From a total revenue standpoint, pressure pumping, is on a global basis, pressure pumping will only make up 8% of our revenue, but I think it provides our shareholders with great access to what has become the largest individual product line in the world, with tremendous balance still from an overall broad product offering.
Moving on to page 9, we’re really excited and I am particularly very excited about the pressure pumping fleet that Complete has built out, and we are excited to have that as part of our Company going forward. It’s a fleet that will exceed 650,000-horsepower by the end of 2012, the focus with Complete has been to expand into the most prolific and under served basins in North America. They’ve got a high degree of customer commitment with their frack fleets, in many cases, before they are delivered. It’s clearly a footprint from a horsepower standpoint that we can grow on. There’s a lot of growth potential left in what we do in fracturing in North America, but it is an absolute great position for Superior to be in our participation in a product line that I think still has a long way to grow in North America and clearly outside of North America as well.
To move on to slide 10. We talk a little bit here about coil tubing, which is obviously one of our very strong points going forward. Both companies have emphasized investment in coil tubing in recent years, and this continues to be one of the most under served parts of the overall North American market. I believe that the expansion that we have had individually as companies in coiled tubing will continue after this combination, as we strive to deliver the completion-related service that the market demands, as well as the production maintenance and enhancement service that the industry needs. We’re a long way from offering our customers the coil tubing capacity that is demanded, and we will continue to focus on this service line as we go forward. The combination presents us with some unique opportunities out in the field, and it is obviously one of the most compelling parts of this overall combination.
Move on to slide 11. Just thinking about some of the overall market trends here. We believe, in the near term, we will continue to see our North American customers deploy more investment into the oil opportunities that they have only very recently begun to focus their attention on. Our customers have proven that the same technologies that allow for economic development of gas shales, work in exploiting oil reserves, and it is clear to me that their energies are still in the early stages. Our total product line is highly leveraged to these types of wells, that are drilled to exploit these resources, that I expect will remain in very high demand.
I know that many of you are concerned about the market ramifications for recent downward pressure on WTI prices. Although those concerns have certainly had a negative impact on stock prices, we’ve not witnessed a slowdown from our customers, and expect that they will continue to build on oil activity in the next several years. In addition, we believe that there will be further pressure placed in the supply chain at some point during the next several years, as any increase in natural gas prices drive increased demand. In a nutshell, folks, we are still very bullish on North American land, and see this as a market that continues to grow out over the next several years.
Moving on to slide 12, and thinking a little bit more about the Company that results from this combination, we clearly distinguish ourselves from the pack, with the opportunity to pursue growth strategies and to reach even higher levels, size and scale gives us tremendous flexibility. The very broad product offering gives us access to nearly $80 billion in potential global market, flexibility and that market size makes Superior’s growth opportunity unique, and we are driven to become an even bigger participant in the overall global market.
Moving on to slide 13, we talk a little bit more about the financial — how compelling this transaction is from a financial basis. There is a large stock component of the transaction, as I mentioned before, resulting ownership will be 52% in Superior and 48% Complete. The cash portion of the transaction consideration approximates $570 million, we will have an upsized credit facility, up to $1 billion in order to handle this, as well as our other cash requirements. We are expected to be accretive in 2012, and earnings per share and cash flow per share. And that’s driven off of what we see in the markets, our leveraging, our purchasing power, and supply-chain management.
I’ll tell you, this is not a transaction that is driven by cost savings. It is one that we believe we are going to need all of the employees from both companies to be successful going forward, a big part of my effort over the course of the next few weeks is deliver that message to employees. We need everybody. We’ve all got great opportunities together, and we need everybody from both companies on board to make that happen.
Moving to slide 14, kind of summarizes some of the transaction highlights. And I think that we’re accomplishing something here today that really sets us up for tremendous expansion in the future, as well as a very solid base of business today. Technology development has played a really important role in our industry over the years, and I’m sure it will play an important role in the future. But, our challenges today in the US, and in other resource-mature basins, are not in development and deployment of new technology, but instead, finding ways to execute our existing technologies in a more efficient way, and we believe that the solution to these challenges is one that is enhanced by size and scale of the Company delivering the solutions.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
We want to develop a Company that delivers our broad range of product and services in the most efficient, reliable, safe and environmentally-friendly manner. We also want to build a Company is flexible enough to respond to our customers in local markets, with field service and delivery solutions that fit that particular geographic basin in the best way. I think the combination of Superior and Complete puts us on a path to build just that kind of Company. The international market development is still going to be a long-term focus for our Company. Our approach to the markets will be somewhat based on the types of resources that are being exploited.
In some countries, our approach to build multi-service line operations that are equipped with product lines that particular market needs at that moment, will continue to be the basis for our expansion, and I think this best describes — for instance, what we are doing in Brazil. Other more mature basins internationally will have needs that are more similar to the US market, where large-scale, and logistics efficiency are very important. We will be able to approach the international markets either way, and build out our overall global footprint and presence.
If this is a closing comment, both of our companies share very common thoughts about the importance of service delivery in the field, in the most efficient manner, for our customers. Our employees know their customers, understand the markets that they work in, and have been driven to deliver superior results in the field. Those efforts have translated to strong earnings for you, and will continue to do so. And, that concludes our prepared remarks. I think we’ll open up the lines now for questions.
QUESTION AND ANSWER
Operator
We will now begin the question-and-answer session. (Operator Instructions). Please ask one question and one follow-up. Our first question comes from the line of Joe Hill, with Tudor, Pickering, Holt. Please go ahead.
Joe Hill — Tudor, Pickering, Holt — Analyst
Good morning, guys, congratulations.
David Dunlap — Superior Energy Services Inc — President, CEO
Thanks, Joe.
Joe Hill — Tudor, Pickering, Holt — Analyst
Just a couple of questions. Dave, you have to have an opinion on the pressure pumping industry over the next couple of years in order to feel comfortable with this transaction. And, I think you’ve got a pretty unique viewpoint. So, could you talk about how you feel about how the market is going to hold up over the next 18 months or so?
David Dunlap — Superior Energy Services Inc — President, CEO
Well, Joe, here is what I know about this market today. Let me speak to today first. It’s an under-served market. There’s not enough capacity out there right now to meet the demand that is in the marketplace, and I know companies like Complete have been responding to that increased demand by ordering up more capacity for 2012.
I think that we are still very early in the stages of developing or redeveloping our oil basin in North America, and if you go back and think about when we began to see our customers move from their focus on natural gas to oil, it was within the last 18 months. And, there are a lot of operators that still have resources that they hadn’t touched yet, that by using the type of horizontal and completion techniques we proved work in the gas shales, they are going to put more rigs to work. This is a market that is still not fully exposed, and so I see 2012 as a period where it is under-served, I think we will have customers looking to put more rigs to work in 2013 on oil resources, and at some point in time, we’re going to get a better natural gas price.
And so, if you kind of think about that over the next 2 to 5 years, I think there’s going to continue to be a need for a buildup in pressure pumping capacity, I don’t believe we are going to reach a point anytime soon where we are satisfying demand. So, I think you also have to think about the

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
fact that this fracturing business has changed a lot over the last 5 years. The higher pressures that we are dealing with, the more stress that we are putting our fleet under with the multi zone completions means that we’ve got to constantly be building new fleet, in order to replace the fleet that has been in the field for too long. So, this is a capital-intensive business, it’s one where we’ve had to have a big build-up of equipment and I don’t think there’s a — I see a need for that to end anytime real soon.
Joe Hill — Tudor, Pickering, Holt — Analyst
     Okay. And then, just looking at the combination of the coil tubing business, obviously you are becoming a major player in that business. Do you still think that intervention demand going forward is going to sustain coil tubing, perhaps longer than pressure pumping?
David Dunlap — Superior Energy Services Inc — President, CEO
     I absolutely believe that. Here is what I know. I know that in 2008, before we were doing any coil tubing work related to completion, that we had a fleet of 450 units that worked in the US, and they were doing nothing but intervention work. And today, we’ve got a fleet of about 600 coil tubing units, and they’re doing nothing but completions work.
And my simple math on that is, there is a demand in the market right now, or could be a demand in the market for anywhere between 1,000 and 1,100 coil tubing units today. That’s today. Now, the intervention work is production maintenance work, it’s still being carried out, but it’s being carried out by some method that is less efficient than coil tubing. And if the market had available to it enough coil tubing units to do intervention work, they’d certainly use them. I think we’ve got a long way to go before we build out enough coil tubing capacity to satisfy market demand.
Operator
Our next question comes from the line of Daniel Burke, with Johnson Rice. Please go ahead.
David Dunlap — Superior Energy Services Inc — President, CEO
Hi, Daniel.
Daniel Burke — Johnson Rice & Company — Analyst
     Good morning, everyone. Hi. Really, just one question, Dave. Was curious if you could address the future growth plans of the combined companies. The capital budget of the 2 companies for next year would have been close to $1 billion. As you manage the merger of the 2 entities here in the second half this year, can you manage a capital budget that large? And, could you also address, maybe initially, any changes to what that capital budget might look like geographically, if not by product line?
David Dunlap — Superior Energy Services Inc — President, CEO
     We haven’t done anything at this point, Daniel, to try to set a budget for 2012. I certainly understand what Complete’s plans are and think that their investment choices are probably the right ones for 2012. And, we haven’t finalized our budget in Superior for 2012, but I am sure I’m going to have a lot more in the way of capital demands than I have cash flow to put to them. That is the same problem that we faced this year. Think about that $1 billion capital budget that you just mentioned, well at Superior alone, when we did our budget for 2011, we had $875 million worth of demand from the field, of which we only funded $500 million.
So the numbers aren’t catching me off guard from that standpoint, and don’t surprise me. We are big companies, we’ve got big cash flow, we’ve got customers and our markets that are expanding, in need of additional equipment, and we are going to do our very best to ensure that every capital dollar we invest is invested in a very efficient way. But, I don’t want to answer specifically, any changes to 2012. I would not envision that there’s going to be any changes to what the companies would be doing individually for capital investment in 2012, though.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Daniel Burke — Johnson Rice & Company — Analyst
     Great, thanks for the comment.
Operator
Thank you. Our next question comes from the line of Jim Rollyson with Raymond James. Please go ahead.
James Rollyson — Raymond James & Associates — Analyst
     Dave, maybe if you think about where this positions you today, once you guys get it closed, and kind of how this fits into your longer, 3 to 5 year-plus thinking, where do you think you target capital over the next 3 to 5 years in terms of what you want to grow, of what’s within the combined organization, or is there stuff outside of that, that you would like to add, given the new platform?
David Dunlap — Superior Energy Services Inc — President, CEO
     Well, I think — listen, we are going to be a Company that generates very high cash flow, and we’re going to look for ways to invest that cash that we earn back into the Company through organic growth. I think we will still be — both of our companies have been very acquisitive over the years, and both companies have a tremendous success rate in doing acquisitions. We will keep looking for those as well. For acquisitions that allow us to expedite what we are doing from a geographic expansion.
And, for Superior, that’s a big part of what this transaction does. I’ve made pretty clear over the last 18 months that I have been at the Company that we are going to continue to grow our North American land presence. What this acquisition does for Superior, is that it accelerates that. We’ve got other areas, geographically, that we want to participate in. We will look for acquisitions to do those on, when it is most efficient to build out organically with capital expansion, we will do it that way. A lot of optionality here, Jim.
James Rollyson — Raymond James & Associates — Analyst
Absolutely. Well again, congrats.
David Dunlap — Superior Energy Services Inc — President, CEO
Thank you.
Operator
Our next question comes from the line of Blake Hutchinson with Howard Weil. Please go ahead.
Blake Hutchinson — Howard Weil Incorporated — Analyst
Good morning, guys.
David Dunlap — Superior Energy Services Inc — President, CEO
Good morning, Blake.
Blake Hutchinson — Howard Weil Incorporated — Analyst
     You guys did a great job kind of outlining the new North American presence. Just to give us kind of maybe a degree deeper in terms of the overview of the combined companies, can you just talk kind of generally about where you think you have your best current positions by basin in

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
North America? And, maybe some places that there is potential for more immediate growth, and maybe some areas you haven’t built out quite as much as you’d like, as a combined company?
David Dunlap — Superior Energy Services Inc — President, CEO
     We’ve got — thank you Blake. We’ve got what I would describe as a very nice presence, and I say very nice because I think we can still grow in these basins, that we’ve got a very nice presence in, so just because I mention it doesn’t mean we don’t have more growth potential there, but a strong presence in the Marcellus, throughout Louisiana, Superior very strong on the Gulf coast, and we both got a good presence in North Louisiana and the North Texas market, South Texas, Complete’s has a very strong position in the Mid-Continent, we both have strong positions in North Dakota. If you look at the 2 companies combined, we still have great opportunity for growth in the Permian Basin, great opportunity for growth in the Rockies, and great opportunity for growth in the West Coast, and potentially Alaska. I hadn’t mentioned Canada, have I?
Blake Hutchinson — Howard Weil Incorporated — Analyst
I don’t think so.
David Dunlap — Superior Energy Services Inc - President, CEO
     Complete has a small presence in Canada, and Superior has not had any presence there at all, so when I think about North America overall, we’ve got a very strong presence, but one that we can grow on, in some of the best basins that are out there today, but still the ability to expand into basins where we may have a presence, but could be a lot stronger.
Blake Hutchinson — Howard Weil Incorporated - Analyst
     Great. And then, I just wanted to touch on, understanding this is not the forum for kind of quarterly conference call issues, I look at Complete’s results, and you’ve had some frack fleet issues, some defective components have been deployed, coiled units listed here in the release, is there anything to suggest that there’s any permanent issues with regard to kind of the physical fleet here? Or, is this just supply chain issues that we hope to remedy at some point? Any further issues in terms of taking delivery of equipment that we should be aware of as we head into the closing of this deal?
Joe Winkler — Complete Production Services - President, CEO
     Blake, this is Joe. Good question. From our perspective, no, we think these issues are some one-time in nature, and transition-related in terms of the coil, all that has been addressed, and unique equipment, some issues on the start-up that happened to affect us, but we have worked through that, those units are working and doing what it is that we expect to do.
As David mentioned earlier, the supply chain and demand for fracking has put pressure on that chain and so we had some interruptions due to the lack of pumps. You need the pumps, you need the pumps to be able to keep your equipment going, we ran into some issues, some weather-related issues in Pennsylvania, some down in Mexico, and then frankly, we made a decision during the quarter to move the fleet out into the Permian, to establish a presence in that basin. So, as we look at what was going on in the quarter, sure we had some interruptions, we will still fight our way through the supply chain, we think those things are resolved but you’ve got to do it, and it will be a battle for some time to come. But, as we look at where we are, and for the quarter and the outlook, this is not about an activity-induced issue, it’s some execution issues we have dealt with and will continue to fight, but we think those are taken care of.
Blake Hutchinson — Howard Weil Incorporated - Analyst
Great, I appreciate the time, guys. Thanks for allowing that.
Joe Winkler — Complete Production Services - President, CEO
Thank you, Blake.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Operator
Our next question comes from the line of Mike Urban with Deutsche Bank. Please go ahead.
Mike Urban — Deutsche Bank — Analyst
Thanks, good morning, guys.
David Dunlap — Superior Energy Services Inc — President, CEO
Good morning.
Mike Urban — Deutsche Bank — Analyst
So, Dave, you expect as far as the pretty optimistic outlook in the North America and general, which certainly makes sense given where oil prices are, to the extent the macro issues out there to begin to take their toll, how much flexibility do you have to kind of adjust the capacity growth out there. I know Complete has a good bit of capacity, coming into 230,000-horsepower, plus some stuff on the other side of the business. How much of that is locked in? Same thing on your side, with respect to 2012, given some of the lead times, given some of the supply chain issues, or would you just plan to go ahead with it and say hey, that’s part of why we are doing that deal, we want to position ourselves in a certain way, just trying to get a sense for how you’re thinking about the potential issues that might be out there in the market today, how you might adapt to that?
David Dunlap — Superior Energy Services Inc — President, CEO
Okay, what me address that this way. There are certain things in each of our product lines that are long lead-time items, that I believe you’ve got to make decisions about those long lead-time items that are outside of the scope of spot oil prices on any given day. And certainly, those long lead time items include things frack fleets and coil tubing units. It’s not just that Complete that has got long lead times, Superior has got some long lead-time items as well.
What I know is that we also have a product mix that include some things that are relatively short-term from a lead-time standpoint. Our lead time on premium pipe is more like 3 or 4 months today. Our lead time on things like bottom hole assemblies and stabilizers that we manufacture ourselves is even less. And so, you do have optionality with certain product lines, where if you see markets beginning to flatten out, you could reduce or slow down spending in some of those, but I think a lot of the capital decisions that will be making, and have been made in the past, are not with a mind towards short-term things that we may see in the market, such as a short-term reduction in spot oil prices.
But, more with a long-term in mind, and the long-term thought here is that, as I reflected before, is that we still have a long way to go in building out and rebuilding out the oil basin that we are exploiting now in North America. And haven’t exploited the last 30 years. Does that answer your question, Mike?
Mike Urban — Deutsche Bank — Analyst
Yes, in general terms, yes. And then unrelated follow-up, kind of break-up provisions do you have in the deal?
David Dunlap — Superior Energy Services Inc — President, CEO
It will be in the proxy. Yes. We don’t prefer to address that now, Mike, as you’ll see that all of the proxy. Okay?
Mike Urban — Deutsche Bank — Analyst

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Okay. All set. Thank you.
Operator
Our next question comes from the line of Geoff Kieburtz with Weeden & Company. Please go ahead.
Geoff Kieburtz — Weeden & Company — Analyst
Good morning.
David Dunlap — Superior Energy Services Inc — President, CEO
Hi, Geoff.
Geoff Kieburtz — Weeden & Company — Analyst
As you look at the combined companies or company, what do you think you are missing? And, do you have anything you don’t think is core to the future?
David Dunlap — Superior Energy Services Inc — President, CEO
Geoff, what are we missing? You look at the breadth and this product line and I don’t know that there is anything that stands out in particular that is missing. What I know is that on a combined basis, we’ve got exposure with the full product line to about $80 billion in global market. Our pro forma revenue is about $4 billion, and clearly, there is a lot of room that we have to grow with the product line that we have. Now, there may be some —something that surfaces that is opportunistic, that gives us an opportunity to participate in something we are not in right now, but I think the real strategy here is to take that very broad product line, and get it distributed to the global market. And, that was clearly a drive with the product line that we have in Superior today before this deal, and this adds some additional product line for us to accomplish that overall growth with, but it’s more geographic, I think, then additional product line growth.
Geoff Kieburtz — Weeden & Company — Analyst
Okay. Anything that you look at that probably isn’t part of the Company 5 years from now?
David Dunlap — Superior Energy Services Inc — President, CEO
Really, if you’re asking — if the question is whether there are some things in here that may be divested over time, I think that’s something that any company does on a regular basis, examine their product line and look at those things that may not have a long-term, strategic fit. And, that’s something that we do in Superior today, and I know Joe does over at Complete with his management team, and I think you can just assume that going forward, we will have a similar thought, that constantly looking at the product right to make sure all things that are in there are things that we’ve got good, long-term prospects with.
Geoff Kieburtz — Weeden & Company — Analyst
Okay, and could I ask a question about coil tubing in particular? I think both of you have talked separately about the tightness of coil tubing, but my sense is that the personnel is a greater bottleneck than the equipment itself. Do you see, by combining the 2 coil tubing operations, that there’s anything that you gain in terms of being able to recruit, retain, trade personnel for coil tubing crews?
David Dunlap — Superior Energy Services Inc — President, CEO

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
I think in general, Jeff, when you’ve got more size and you’ve got more scale, it gives you better leverage throughout the supply chain, it gives you better leverage with attracting and retaining an employee base. I think both companies have done a tremendous job of building out extremely good, high-quality crews in the field that execute for our customers very well on coil tubing, and clearly, we’ve got management groups in both companies that understand what it takes to hire the right kind of people, and get those people prepared to go out in the field and deliver.
It is a big challenge. Labor is a big challenge throughout the North American market today. It’s been a challenge in coil tubing and I know it has been, really what we sit down and think about the kind of coil tubing growth that we want to have in any given year, the first question that we ask ourselves is how many people can we hire and train and develop to go out and execute as well as our crews do today?
Geoff Kieburtz — Weeden & Company — Analyst
Okay, thank you.
David Dunlap — Superior Energy Services Inc — President, CEO
You’re welcome.
Operator
Our next question is from the line of Scott Burk with Canaccord. Please go ahead.
Scott Burk — Canaccord Genuity — Analyst
Good morning.
David Dunlap — Superior Energy Services Inc — President, CEO
Morning.
Scott Burk — Canaccord Genuity — Analyst
I had a couple of questions. First of all, I wanted to — you talk about exporting this business model overseas. Is there any kind of immediate plans to export pressure pumping capacity to some international operations?
David Dunlap — Superior Energy Services Inc — President, CEO
At this very moment, no. I think it’s something that we will look at as time goes on, but my guess is that we don’t — in Superior, we don’t have any frack equipment on order, and my guess is that the equipment Complete has on order is in extremely high demand in the US.
Joe Winkler — Complete Production Services — President, CEO
We got a pretty good idea of where we want to put it.
David Dunlap — Superior Energy Services Inc — President, CEO
I do believe as you look out to the international markets, that there are certain of those today that are already being — expressing some of the same qualities from a mature basin standpoint. That we see in North America. As time goes on, what this does for us is, as those basins begin to — or as those markets begin to exploit their more mature resources, we will be in a better position, I think, to participate in those markets in a bigger way.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
But, this is going to happen over time, it’s not necessarily a 2012 event, but it will happen. That’s what happens in this business, as you move through the resource pyramid and get lower on that pyramid, you’ve got to do a lot more work to get the resources out on the ground, just like we do here in the US. And it will happen in each of the international markets over time. Just at a different time.
Scott Burk — Canaccord Genuity — Analyst
Right. Okay. And then, another question, kind of follow up on some of the discussion you had on labor. How much of a consideration — you talked about wanting to keep all of the employees of both companies. How much of a consideration of this acquisition was due to the desire to have a bigger labor force to draw on for various opportunities?
David Dunlap — Superior Energy Services Inc — President, CEO
As I said before, I think size and scale give you advantages in the supply chain, they give you advantages in the labor market. I don’t know it was any particular drive, just based on access to a better labor market. Whether you are a small company or a big company, you’ve got to create an environment that employees want to work in. I think what both companies have successfully done is create that kind of environment.
Part of the challenge you have going forward, as a big company, is to keep that type of environment. And that’s certainly an important factor that we’ll have in place as we go through and over time, there’s a tremendous entrepreneurial spirit that employees appreciate and companies like Superior and Complete, and I am going to work real hard to make sure that culture and spirit continue in this combined organization going forward. That’s what attracts employees.
Scott Burk — Canaccord Genuity — Analyst
Okay, great. And then, I had one question for Joe, just wanted to ask about the movement of the pressure pumping fleet from the Barnett to West Texas, kind of trying to decide, is that more of an offensive move or defensive move, in other words, are you seeing this activity in the Barnett, or are you just seeing better pricing, and just made it more attractive to move over to West Texas?
Joe Winkler — Complete Production Services — President, CEO
We for some time said we wanted to have a greater presence in the Permian, and, that’s exactly what we are doing. And, working with the customer and moving the fleet out there, and trying to take advantage of that opportunity, and of course, we are looking as well to increase our presence in other service lines in that particular market.
Scott Burk — Canaccord Genuity — Analyst
Okay. Thanks so much.
Operator
Our next question comes from the line of William Conroy with Pritchard Capital Markets. Please go ahead.
William Conroy — Pritchard Capital — Analyst
Dave, Joe, good morning.
David Dunlap — Superior Energy Services Inc — President, CEO
Good morning.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Joe Winkler - Complete Production Services — President, CEO
Hi, Bill.
William Conroy — Pritchard Capital — Analyst
Dave, one for you, it will actually be a similar question for both of you, but can you give us a little background on this specific transaction? Not that economic metrics, but how you arrived at Complete?
David Dunlap — Superior Energy Services Inc — President, CEO
Well, I’m not going to give a whole lot of background today, a lot of that will be in the proxy, but let me see if I can answer the question this way. The pieces that I’ve developed over the last year about North American land, and it has developed over the last year. Listen, when I came on board with Superior, and people said, how do you want to grow out North American land, I thought, well, why not do it at a pace, want to do it in conjunction with growth in international and keep our presence balanced in those markets.
But, that was with the old mindset of a North American natural gas market. And, my thoughts on overall US market have changed quite a bit over the last year and it is clear to me that as we go forward, this is a market that is very important as an oil basin. And, as I develop that thought, it became clear to me that we are in the very early stages of building out the US business and the US market as an oil basin. And so, I felt like getting more access to that market earlier in this buildup, is better than waiting until later or building it up over time.
William Conroy — Pritchard Capital — Analyst
Great. That’s helpful. And, Joe, a question for you, from the Complete side, is essentially why here at this price? Even with the premium built-in? Why at this price? What are you seeing or what is the thought process that says this is the transaction for Complete?
Joe Winkler — Complete Production Services — President, CEO
Well, good question. As we step back and think about where we are and what we are doing, you guys well know we are very, very bullish on the opportunity in the North American space. We are very bullish on the need for more horizontals, longer horizontals, more service intensity, a great growth environment. When we think about combining with Superior, and what that brings, it establishes quickly a rock-solid position throughout North America in services that have greater exposure to what I just described. It’s about the service intensity within the horizontal well bore.
So, you establish immediately critical mass, much greater scale and size, that allows you to opportunity to accelerate your growth in this particular market. In addition, to that, it gives you the scale and the balance sheet strength, as Dave pointed out, to then begin to integrate internationally into an area we know is going to come. The question is not if, the question is when. So from our perspective, you step back, it’s in an area that is very complementary to what we are doing in North America, they have the same vision and the outlook for the activity in North America, the need for more, gives a rock-solid position, you could accelerate your growth and then you’ve got the option to move on into the international market, with a great franchise. So, from our perspective, that’s why we did it. And, it’s a great opportunity, by the way, for our employee base, as we are in a bigger organization with more opportunity.
William Conroy — Pritchard Capital — Analyst
Great, both of you, thanks very much.
Joe Winkler — Complete Production Services — President, CEO
Thank you.
Operator

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
The next question comes from the line of Neal Dingmann with SunTrust. Please go ahead.
Neal Dingmann - SunTrust Robinson Humphrey — Analyst
Morning, guys. One quick question, most have been answered. Dave, could you mention, I guess that obviously Joe does have some things on order, at this time, you’ll just kind of let this settle first and then decide on sort of a pro forma basis, what you want to order at this time? You sound pretty optimistic still for 2012 and into 2013. When will you decide, or when will you kind of lay out that plan or that budget for 2012 and 2013 as far as what you will go ahead and start to order, whether it is coil tubing, frack, et cetera. Both US and internationally, when will you kind of lay out that plan?
David Dunlap - Superior Energy Services Inc — President, CEO
Well, Neal, you’ll probably hear more about this plan as we get closer to a 2012 budget. What I know, and I understand what Complete’s plans for 2012, and I certainly know what our plans are for 2012, and I’m quite comfortable with the capital investment choices that have been made by Complete at this point for 2012. I don’t think there been any made for 2013 at this point, but that’s something we will probably be talking about relatively quick, because if you want 2013 equipment you’ve got to start thinking about ordering it some time in early 2012, kind of at the latest.
So, don’t expect any changes in thought on 2012. We understand what Complete’s plans were, and if I was in Joe’s shoes, I would have been doing exactly the same thing. So, we’re quite comfortable with those decisions that have been made.
Neal Dingmann - SunTrust Robinson Humphrey — Analyst
That’s perfect. And then last question, just as you continue to see some of these contracts on frack and things that we hadn’t seen historically. In your opinion, Dave, will you continue to try to lay out some of these 2-year, 3-year type contracts, or will you try to operate more on a day rate? Just trying to get your philosophy there.
David Dunlap - Superior Energy Services Inc — President, CEO
I think the way that Complete has built out their fracturing business and the methodology they have used in getting commitments from customers, long-term, has been one that has been great. I think it has worked very well for them, and I’m sure it’ll work very well for us going forward. I think, all of these types of arrangements are always based on market conditions, and market exchange over time. The commitments that have been put in place have been appropriate in the market and I think will continue to be. Listen, these guys have done a great job in building out a fracturing business, and that’s a business that I have been involved with for a few years, and when I look at their business model and look at the way that they’ve done this, and look at how and listen to how satisfied their customers are, with the type of service and that’s delivered, it’s clear to me that this formula is working quite well, and it will be continued.
Neal Dingmann - SunTrust Robinson Humphrey — Analyst
Perfect. Congrats, guys.
Operator
Thank you. Our next question comes from the line of Matt Beeby, with Global Hunter Securities. Please go ahead.
Matt Beeby - Global Hunter Securities — Analyst
Thanks, good morning guys, just one question. Dave, for you, in the presentation, you do split out the pro forma metrics by segment. North American land is now about 2/3 of the business. Can you talk about, given the capital plan and how that is largely allotted domestically, can you talk about how there might be a more organic growth in offshore US and international to see that shift back to maybe more of a balance that you had mentioned in each segment giving 30% to 40% type contribution and maybe a timing for that?

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
David Dunlap - Superior Energy Services Inc — President, CEO
Okay, well, the way you’ve got to think about this international growth, and the way I’ve described it over time, Matt, is international growth — there’s not a Hail Mary in international growth. It’s 3 yards and a cloud of dust. And so, this is a strategy that you carry out everyday, and investments that you make on a quarter-to-quarter-to-quarter basis. That growth is not something that moves the needle from 1 quarter to the next. It’s a long-term build out. And so, what we have been doing from an international growth standpoint I think is very similar to what we will be doing. It’s just happening with a different size and scale.
And so, as we’ve built out the new presence in new countries, I’ve tried to do that at such a pace that we don’t put investment in any particular country in jeopardy, and what I mean by that is, if you grow out too many places at a time, you may wind up starving the market for capital, which is one of the worst things that you can do if you’re building up a new presence and so, the overall scope of this new organization, the cash flow from this new organization probably gives us, I think, a little flexibility in being able to accelerate that some, and maybe feel a bit more comfortable about taking on several different country expansions at a time. And, that’s the real benefit that I see as far as having optionality on additional cash that we will be generating. But, did I answer your question?
Matt Beeby - Global Hunter Securities — Analyst
Yes, sure. You did. Thank you very much for the help.
Operator
Thank you. Our next question comes from the line of Robin Shoemaker with Citigroup. Please go ahead.
Robin Shoemaker - Citigroup — Analyst
Thank you, and let me add my congratulations. Dave, I wanted to ask you, as you looked at the 2 companies and their respective customers — customer bases, I think of Superior as having really strong relationships with some of the oil majors, based on the work you’ve done in the Gulf like with BP and Shell and of course, national oil companies like Petrobras. Did you see any leverage between the 2 respective customer bases of Superior and Complete?
David Dunlap - Superior Energy Services Inc — President, CEO
Robin, thank you for the question. That’s insightful. We work for a lot of the same customers in some of the basins that we participate in together in the US. I think your observation is right, Superior does have a strong relationship with a lot of the IOC, is based on our Gulf of Mexico work, of course those IOCs becoming more active in North America. They certainly know us. I believe that they also know Complete as well.
And so, I’m not so sure that’s a big advantage, but I think the important thing there is what I see in Complete is very similar to Superior. Our customers know us well, and we know them well. We’ve got very strong, fundamental relationships within both companies, and there will be some benefit, because there will be some customers that Complete is stronger with than Superior is, and some that Superior is stronger with than Complete is, and as you go forward, you hope to leverage those relationships so that they’re using maybe more of your new company going forward, than they’ve had available to you in the past.
Robin Shoemaker - Citigroup — Analyst
Right. Thanks. And on the international front, I assume that you would be targeting some international markets that offer opportunities for both Superior, existing business and also Complete. Are there any markets that Superior’s in now that offer that, or can you give us maybe 1 or 2 examples of markets where both companies would seem to have some real opportunities?

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
David Dunlap - Superior Energy Services Inc — President, CEO
Let me address that this way. So think about a market that we are participating in now, that we’re kind of focused on now, in Australia. Which is what our focus in choosing Australia as a market to carry out an expansion, it’s got a strong off-shore base, and we’re a strong off-shore company. It’s also got a land presence, and we’re doing pretty well with land intervention services. So our focus there has been building out land intervention and building out our offshore services.
It just so happens that Australia is one of those countries that has a lot of very mature basins, that we see in Australia a migration towards some of the same drilling and completion techniques that are being used in the North American land market. And so, many of the services that Complete has could potentially fit into a market like Australia, and those are services that we wouldn’t have had to offer had we not carried out the transaction like this. So, I think that’s an example of a place that we have targeted, because of the basin maturity, that potentially has good potential with Complete’s products.
Other markets are going to be that way. There’s going to be some international markets over that are still 10 or 15 years away from developing unconventional resources, and so they are going to be places that may still be very interesting to us, but not necessarily a place where we are going to try to take fracturing services right now. But guess what? All those markets change over time. As any of those markets begin to reach a point from a basin maturity standpoint, when they start to exploit tight and unconventional resources, then we are going to have a broader product line to offer to them.
Robin Shoemaker - Citigroup — Analyst
Right. It’s a good example of Australia. So, that’s what I was looking for. Thanks a lot.
David Dunlap - Superior Energy Services Inc — President, CEO
You’re welcome.
Operator
Our next question comes from the line of Sachin Shah with Tullett Prebon. Please go ahead.
Sachin Shah - Tullett Prebon — Analyst
Hi, good morning, thanks for taking my questions. Just wanted to clarify, you did mention in the presentation, that you are expecting the deal to close at the end of this year. Can you be more specific? What regulatory approvals are specifically needed to complete the transaction?
David Dunlap - Superior Energy Services Inc — President, CEO
Well, it’s the normal course of regulatory approval required for this type of public company transaction and what we said is, we hope to close as soon as the end of the year.
Sachin Shah - Tullett Prebon — Analyst
Okay. So, you just need the HSR? Are there any other shareholder vote, SEC filing, are there any other regulatory approvals that are needed here? Do you have any concerns on the regulatory standpoint for getting anti-trust approval?
David Dunlap - Superior Energy Services Inc — President, CEO
Well, no we don’t. We’ve got — I think you kind of mentioned the range of approvals that we’ve got to go gain, and we wouldn’t be entering this transaction if we thought that there were problems out there. But we will go through the course here, and work with the proper authorities to get things filed and move as expeditiously as possible. It’s not completely inside our control, as has been witnessed in other public company deals in recent years, but we’ve got a team of people focused on doing this as expeditiously as possible.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Sachin Shah - Tullett Prebon — Analyst
Okay, just one last question. I’m not sure if this was already mentioned but maybe can you just talk about the background of the transaction, how this came about? Was this a negotiated transaction? Was this an auction process? Or, how this deal come about?
David Dunlap - Superior Energy Services Inc — President, CEO
Rather than get into the details of how this process carried out, that will all be available when the proxy becomes available, and I would prefer to leave it until then.
Sachin Shah - Tullett Prebon — Analyst
Okay, fair enough. Thank you.
David Dunlap - Superior Energy Services Inc — President, CEO
Okay.
Operator
Our final question is a follow-up question from the line of Geoff Kieburtz with Weeden & Company. Please go ahead.
Geoff Kieburtz - Weeden & Company — Analyst
Thanks. I know you mentioned, Dave, that this is not a transaction driven by cost savings, but, do you anticipate any significant cost savings as you put the 2 companies together?
David Dunlap - Superior Energy Services Inc — President, CEO
Geoff, the answer to your question is no. There may be, and expect over time that we find ways to work with each other out in the field and operate with some degree of efficiency, just as a result of the scale that we achieve, but, as I said, this — that’s not the purpose of the transaction. The purpose of the transaction is different from that. So, you always hope you can run your business more cost-efficiently in the future than you do right now, but that’s not a driver here.
Geoff Kieburtz - Weeden & Company — Analyst
Okay. And, are there any markets or customers where you are concerned that by putting the 2 companies together, you’ll will have any market share leakage or do you really think, that as you look around, that you are going to get at least one plus one?
David Dunlap - Superior Energy Services Inc — President, CEO
I like the math that says one plus one equals about three. So, that’s the hope that we have in a transaction like this, and my experience tells me that as you go through the process, if you are communicating well with your employees and communicating well with your customers, and what you have is a transaction that is beneficial to both of them, that’s exactly the result that you should expect. So, we will be paying close attention to concerns from our employees, and concerns from our customers, and getting those addressed up front, so they don’t result in any kind of problems, because my expectation is that we are getting better. And, that one plus one does equal something more than two.

Final Transcript
Oct 10, 2011 / 12:30PM GMT, SPN — Superior Energy Services, Inc. Merger with Complete Production Services, Inc.
Geoff Kieburtz - Weeden & Company — Analyst
Great, thank you.
Operator
This concludes the question-and-answer session. Gentlemen, please proceed.
David Dunlap - Superior Energy Services Inc — President, CEO
Okay, well I wanted to thank everybody for participating today, and we’ll talk to you soon.
Operator
Ladies and gentlemen, this concludes the conference call to discuss the merger between Superior Energy Services and Complete Production Services. If you like to listen to a replay of today’s conference, please dial 303-590-3030, and enter the access code 4480251. We thanks for your participation, you may now disconnect.
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